Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Birks & Mayors Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139613, 333-133561, and 333-171138) and the Registration Statement on Form F-3 (No. 333-173110) of Birks & Mayors Inc. of our report dated July 3, 2013, with respect to the consolidated balance sheets of Birks & Mayors Inc. as of March 30, 2013 and March 31, 2012, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years ended March 30, 2013, March 31, 2012 and March 26, 2011, which appears in the March 30, 2013 Annual Report on Form 20-F of Birks & Mayors Inc.

/s/ KPMG LLP*

July 3, 2013

Montreal, Canada

* CPA auditor, CA, public accountancy permit No. A104329	KPMG LLP is a Canadian limited liability partnership and a member of the KPMG network of Independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.